                                                                  EXHIBIT 99.1
                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of June 30, 1999 by persons known to the Company to hold 5% or more of such stock and by all current directors and executive officers and all directors and executive officers as a group.


                                                     Amount and Nature
 Name and Address                                      of Beneficial                             Percent of
of Beneficial Owner                                      Ownership                               Voting Power
-------------------                                  ------------------                          -------------
HCR Manor Care, Inc. (1)                                  2,250,000                                40.9% (2)

Heartland Advisors, Inc. (6)                                533,333                                 9.7%

R.S. Investment Management Co. L.L.C. (7)                   430,734                                 7.9%

Wolfgang von Maack (3)(4)                                    33,010  (5)                            *

James J. Lynn, Ed.D. (4)                                     12,004                                 *

Robert J. Hoffman, Jr. (3)                                      500                                 *

C. Michael Ford (4)                                           3,000                                 *

Judith Lloyd Storfjell, Ph.D. (4)                               434                                 *

All Directors and Executive
Officers as a Group (5 persons)                              48,948  (5)                            *
--------------------------


* Less than one percent

(1)      HCR Manor Care, Inc.'s address is 333 N. Summit St., Toledo, OH 43604

(2) HCR Manor Care, Inc. holds of record 2,250,000 shares of Common Stock and 200,000 shares of Preferred Stock (convertible into 3,333,334 shares of Common Stock).

(3)      Executive Officer of the Company.

(4)      Director of the Company.

(5) Includes 10,000 shares for Mr. von Maack and All Directors and Executive Officers as a Group which may be acquired pursuant to stock options which are presently exercisable or become exercisable within sixty days of June 30, 1999.

(6) Heartland Advisors, Inc.'s address is 790 N. Milwaukee St., Milwaukee, WI 53202.

(7) R.S. Investment Management Co. L.L.C.'s address is 555 California St., Suite 2600, San Francisco, CA 94104.


As of June 30, 1999, the number of shares outstanding of the Company's common stock was 5,479,736.